UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2006 (February 27, 2006)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events - Ticaboo townsite operations re-acquired

On February 27, 2006 Plateau Resources Ltd. (“Plateau”) re-acquired by Foreclosure Sale the Ticaboo townsite operations (“Ticaboo”) located in southern Utah near Lake Powell. The Ticaboo property includes a motel, restaurant and lounge, convenience store, recreational boat storage and service facility, and improved residential and mobile home lots. Most of these properties had been acquired when the Shootaring Mill was acquired in 1993.

Plateau sold its interests in the Ticaboo townsite to the Cactus Group (“Cactus”), a non-affiliated entity in 2003. Plateau carried the loan, which had a balance due on February 27, 2006 of approximately $3.0 million at 7.5% annual interest. Total due by Cactus under the terms of the note including default interest and late charges was $3,772,042.37.

Plateau will evaluate the property and determine the costs associated with the returned properties including potential remediation and operations that may be necessary until such time as the assets can be sold or leased. Until an actual detailed inspection of the properties is made it is not possible to estimate what the remedial costs and expenses may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: February 28, 2006	By:	/s/Keith G. Larsen
CEO, U.S. Energy Corp.